UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 3, 2009

GENERAL MOTORS COMPANY

(Exact Name of Company as Specified in its Charter)

333-160471	DELAWARE	27-0383222
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Compensatory Arrangements of Certain Officers

On November 3, 2009 General Motors Company (the “Company”), with the concurrence of the Special Master for TARP Executive Compensation (the “Special Master”) approved the 2009 Long-Term Incentive Plan. A 2009 Salary Stock Plan for Top 25 Senior Executive Officers and Highly Compensated Employees had been previously approved pending concurrence by the Special Master.

Under the 2009 Long-Term Incentive Plan, target awards are subject to adjustment at the conclusion of the performance period based on the achievement of pre-established performance measures. Awards for Top 25 employees are subject to forfeiture until occurrence of the later of three conditions: repayment of aggregate financial assistance, achievement of the third anniversary of the grant date, and successful Initial Public Offering (“IPO”) of Company stock. Upon vesting, payment will coincide with and be contingent upon the repayment of each 25% of aggregate financial assistance.

Under the 2009 Salary Stock Plan, a portion of each Top 25 employee’s total annual compensation will be accrued beginning on each salary payment date and converted to restricted stock units (“RSUs”) at each quarter-end. RSUs will be settled ratably in one-third increments commencing at the end of the first quarter, 2011. Awards are not forfeitable and may be settled in cash, or stock, if settlement occurs after IPO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Company)

Date: November 9, 2009	By:	/S/ NICK S. CYPRUS
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer